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                                                                    Exhibit 23.2

             NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN LLP

      Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that any person acquiring a security pursuant to a registration statement may sue every accountant who has with its consent been named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation that is used in connection with the registration statement, if that part of the registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (unless it is proved that at the time of such acquisition such person knew of such untruth or omission).

      The Form 10-K to which this notice is filed as an exhibit is incorporated by reference into the Company's registration statement on Form S-8 (File No. 333-87768, the "Registration Statement") and, for purposes of determining any liability under the Securities Act, the Registration Statement into which this Form 10-K is incorporated by reference is deemed to be a new registration statement.

     As of May 10, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditor and engaged KPMG LLP ("KPMG") to serve as its independent auditor for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen and engage KPMG was recommended by the Company's Audit Committee and approved by the Board of Directors. For additional information, see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2002. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into the Registration Statement of Arthur Andersen's audit report with respect to the Company's consolidated financial statements as of December 31, 2001, and for the fiscal years ended December 31, 2000 and 2001, which are included in this Form 10-K. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Form 10-K without a written consent from Arthur Andersen. As a result, however, the Company believes that an investor would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act for any purchases of the Company's securities pursuant to the Registration Statement made on or after the date of this Form 10-K.